
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter World Currency Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                      23,947,604
<SECURITIES>                                         0
<RECEIVABLES>                                  100,578<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              23,446,337<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                23,446,337<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,049,141<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               863,722
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,185,419
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,185,419
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,185,419
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $71,502 and due from
DWR of $29,076.
<F2)In addition to cash and receivables, total assets include net unrealized loss on open contracts of $601,845.
<F3>Liabilities include redemptions payable of $377,092, accrued management fees of $58,543, and accrued administrative expenses of $29,221.
<F4>Total revenues include realized trading revenue of $1,112,347, net change in unrealized of $499,595 and interest income of $437,199.

